Securities And Exchange Commission
                            Washington, D.C.  20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                  Pfizer Inc.
            (Exact name of registrant as specified in its charter)

    Delaware                                           13-5315170
 (State of                                         (I.R.S. Employer
Incorporation or                                  Identification No.)
Organization)

            235 East 42nd Street
            New York, New York                        10017
     (Address of Principal Executive                (Zip Code)
                  Offices)





                   Securities to be registered pursuant to
                           Section 12(b) of the Act:

Title of Each Class                  Name of Each Exchange on Which Each
to be so Registered                         Class is to be Registered

   Preferred Stock                           New York Stock Exchange
   Purchase Rights


       Securities to be registered pursuant to Section 12(g) of the Act:

                                   (None)

Item 1.  Description of Registrant's Securities to be Registered

      Effective October 6, 1997 the Board of Directors of Pfizer Inc. the "Company") declared a dividend of one preferred stock purchase right (a "Right") for each share of common stock of the Company (the "Common Stock") issued through such date. The dividend was issued to stockholders of record as of the close of business on October 6, 1997. The Board also determined that each share of Common Stock issued after such date through the Final Expiration Date (as defined below) shall be issued with a tandem Right. Accordingly, up to a total of three billion Rights will be issued, each in tandem with a share of the authorized Common Stock. Each Right represents the right to purchase one thousandth of a share of Series A Junior Preferred Stock ("Preferred Stock"), of the Company at a price of $275 (as the same may be adjusted, the "Exercise Price"). The description and terms of the Rights are set forth in a Rights Agreement (as the same may be amended from time to time, the "Rights Agreement") dated as of October 6, 1997, between the Company and ChaseMellon Shareholder Services L.L.C., as Rights Agent (the "Rights Agent").

      The summary description of the Rights set out below does not purport to be complete, and is qualified in its entirety by reference to the Rights Agreement, as the same may be amended from time to time, which is hereby incorporated herein by reference.

      The Rights will be evidenced by Common Stock certificates until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (with certain exceptions, an "Acquiring Person") have acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 30% or more of the outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date").

      The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights): (i) the Rights will be transferred with and only with the Common Stock; (ii) Common Stock certificates will contain a notation incorporating the Rights Agreement by reference; and (iii) the surrender for transfer of any certificates for shares of Common Stock will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and thereafter such separate Right Certificates alone will evidence the Rights.

      The Rights are not exercisable until the Distribution Date. The Rights will expire on October 5, 2007 (the "Final Expiration Date"), unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

      The Exercise Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution, for example, in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock.

      Shares of Preferred Stock purchasable upon exercise of the Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of 1000 times the per share amount of dividends declared on common stock. If no common stock dividend is declared in a quarter, a preferred stock dividend of $100 per share will be required. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a preferential distribution payment of at least 1000 times the payment made per share of Common Stock. Each share of Preferred Stock will entitle the holder to one vote, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are converted or exchanged, the holder of each share of Preferred Stock will be entitled to receive 1000 times the amount of consideration received per share of Common Stock in respect of such transaction. The Rights are protected by customary antidilution provisions.

      Because of the nature of the Preferred Stock's dividend and liquidation rights, the fair market value of the one thousandth of a share of Preferred Stock purchasable upon exercise of each Right should approximate the fair market value of one share of Common Stock.

      If any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, (other than Rights beneficially owned by the Acquiring Person, which become void), will have the right to receive upon exercise and payment of the then current Exercise Price, that number of shares of Preferred Stock having a market value of two times the Exercise Price.

      If, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction, or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person, which become void) will thereafter have the right to receive, upon exercise at the then current Exercise Price, that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent), which at the time of such transaction will have a market value of two times the Exercise Price.

      In lieu of exercise, the Board of Directors of the Company may exchange the Rights (other than Rights owned by the Acquiring Person, which become void), in whole or in part, for such securities or other property or rights as the Board may determine, including common stock or preferred stock of the Company of any class or series.

      No fractional shares of Preferred Stock will be issued, other than fractions which are integral multiples of one thousandth of a share, which may, at the election of the Company, be evidenced by depositary receipts. In lieu of any other fractional interest, an adjustment in cash will be made based on the market price of the Preferred Stock.

      At any time prior to the time an Acquiring Person becomes such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, subject to adjustment (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. The Rights may be amended by the Company to the extent and on the conditions set out in the Rights Agreement.

      Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Item 2.  Exhibits.

      2.1. Amended and Restated Certificate of Designations of Series A Junior Preferred Stock of the Company is filed herewith.

      2.2 Restated Certificate of Incorporation of the Company as of April 1997 is incorporated herein by reference from the Company's quarterly report on Form 10-Q for the period ended June 29, 1997.

      2.3   By-laws of the Company are incorporated herein by reference from
Exhibit 3(ii) of the Company's Current Report on Form 8-K dated June 23, 1994.

      2.4 Rights Agreement, dated as of October 6, 1997, between the Company and ChaseMellon Shareholder Services L.L.C. is incorporated herein by reference from the Company's Current Report on Form 8-K dated October 6, 1997.

                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    PFIZER INC.
Dated:      October 6, 1997


                                    By: /s/ C.L. Clemente
                                    ___________________________
                                    Name:  C.L. Clemente
                                    Title: Senior Vice President &
                                                Secretary

                                 EXHIBIT INDEX

Exhibit     Description
No.
2.1.        Amended and Restated Certificate of Designations of Series A Junior
            Preferred Stock of the Company is filed herewith.

2.2 Restated Certificate of Incorporation of the Company as of April 1997, subsequently amended by Exhibit 2.1 above, is incorporated herein by reference from the Company's quarterly report on Form 10-Q for the period ended June 29, 1997.

2.3         By-laws of the Company are incorporated herein by reference from
            Exhibit 3(ii) of the Company's Current Report on Form 8-K dated June 23, 1994.

2.4 Rights Agreement, dated as of October 6, 1997, between the Company and ChaseMellon Shareholder Services L.L.C. is incorporated herein by reference from the Company's Current Report on Form 8-K dated October 6, 1997.

                             AMENDED AND RESTATED
                         CERTIFICATE OF DESIGNATIONS
                                      OF
                        SERIES A JUNIOR PREFERRED STOCK
                                      OF
                                  PFIZER INC.


Pursuant to Section 151 of the General Corporation Law of the state of Delaware, PFIZER INC., a corporation organized and existing under the General
Corporation Law of the State of Delaware (the "Company"), in accordance with the provisions of Sec 151(g) of such law, DOES HEREBY CERTIFY:

            FIRST:      On September 24, 1987, the Board of Directors of the
Company, pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the Company, adopted a resolution creating a series of 1,900,000 shares of Preferred Stock designated as "Series A Junior Participating Preferred Stock".

            SECOND:     On May 25, 1989, the Board of Directors of the Company
adopted a resolution changing the designation of such series of Preferred Stock to "Series A Junior Preferred Stock" and amending the terms thereof.

            THIRD:      No shares of such series of Preferred Stock have been
issued.

            FOURTH:     On September 25, 1997, the Board of Directors of the
Company adopted the following resolution further amending the terms of such series of Preferred Stock to read in their entirety as set forth following the resolution:

            RESOLVED, that the designation, amount, voting powers, preferences and relative, participating, optional or other special rights of the shares of a series of Preferred Stock of the Company designated as "Series A Junior Preferred Stock," and the qualifications, limitations or restrictions thereof, are hereby amended and restated to read in their entirety as set out in Attachment A.

      Attachment A:
                  Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Preferred Stock" (referred to herein as the "Series A Preferred Stock") and the number of shares constituting such series shall be 3,000,000. The Board of Directors of the Company may increase or decrease such number form time to time as they deem appropriate, subject to the then-current limitations of the Restated Certificate of Incorporation and applicable law.

                  Section 2. Dividends and Distributions.

                        (A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) in the event the Board of Directors of the Company shall, at any time after the issuance of any share of Series A Preferred Stock, declare a cash dividend payable on any class or series of the Common Stock of the Company (the "Common Stock"), a preferential cash dividend in an amount per share (rounded to the nearest cent) equal to 1000 times the per share amount of such cash dividend declared on a share of the Common Stock and (ii) a preferential cash dividend (a "Preferential Dividend"), if any, on the first day of January, April, July and October of each year (each a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction or a share of Series A Preferred Stock, in an amount equal to $100 per share of Series A Preferred Stock less the per share amount of all cash dividends declared on the Series A Preferred Stock pursuant to clause (i) of this sentence since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share of Series A Preferred Stock. In the event the Board of Directors of the Company shall, at any time after the issuance of any share of Series A Preferred Stock, declare a distribution on the shares of Common Stock of the Company, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Company or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than cash dividends subject to the immediately preceding sentence), a distribution of shares of Common Stock or other capital stock of the Company or a distribution of rights or warrants to acquire any such share (including any debt security convertible into or exchangeable for any such share), at a price less than the Fair Market Value of such share, then and in each such event each holder of Series A Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds and assets legally available for the purpose, a preferential distribution on each then outstanding share of Series A Preferred Stock of the Company, in like kind, in an amount equal to 1000 times the amount of such distribution paid on a share of Common Stock (subject to the provisions for adjustment hereinafter set forth). The dividends and distributions on the Series A Preferred Stock to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and pursuant to the second sentence of this paragraph are hereinafter referred to as "Series A Dividends" and the multiple of such cash and non-cash dividends on the Common Stock applicable to the determination of the Series A Dividends, which shall be 1000 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple". In the event the Company shall at any time after October 5, 1997 declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of the Series A Dividends which holders of shares of Series A Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
                        (B)   So long as any shares of Series A
      Preferred Stock are outstanding, no dividend or other distribution (other than a dividend or distribution paid in shares of Common Stock) shall be paid or set apart for payment by the Company on the Common Stock, unless, in each case, the full dividends on all outstanding shares of Series A Preferred Stock to which the holders thereof are entitled shall have been paid. No dividends shall be paid or declared or set apart for payment on the Series A Preferred Stock in respect of any period unless dividends shall be or have been paid, or declared and set apart for payment, pro rata on all shares of Preferred Stock at the time outstanding of each other series which ranks equally as to dividends with the Series A Preferred Stock so that the amount of dividends declared on the Series A Preferred Stock shall bear the same ratio to the amount declared on each such other series as the accrued dividends on the Series A Preferred Stock shall bear to the accrued dividends on each such other series. Holders of shares of Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full dividends, as herein provided, on shares of Series A Preferred Stock. Accruals of dividends shall not bear interest.
                        (C)   Preferential Dividends shall begin to
      accrue on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of any shares of Series A Preferred Stock. Accrued but unpaid Preferential Dividends shall cumulate but shall not bear interest. Preferential Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

                  Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:
                        (A)   Each share of Series A Preferred Stock
      shall entitle the holder thereof to 1 vote on all matters submitted to a vote of the stockholders of the Company. Except as otherwise provided herein, in the Restated Certificate of Incorporation or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company.
                        (B)   In the event that the Preferential
      Dividends accrued on the Series A Preferred Stock for four or more quarterly dividend periods, whether consecutive or not, shall not have been declared and paid or set apart for payment, the holders of record of the Series A Preferred Stock, together with any other series of Preferred Stock in respect of which the following right is expressly granted by the authorizing resolutions included in the Certificate of Designations therefor, shall have the right, at the next meeting of stockholders called for the election of directors, to elect two members to the Board of Directors, which directors shall be in addition to the number required by the By-laws prior to such event, to serve until the next Annual Meeting and until their successors are elected and qualified or their earlier resignation, removal or incapacity or until such earlier time as all accrued and unpaid Preferential Dividends upon the outstanding shares of Series A Preferred Stock shall have been paid (or set aside for payment) in full. The holders of shares of Series A Preferred Stock shall continue to have the right to elect directors as provided by the immediately preceding sentence until all accrued and unpaid Preferential Dividends upon the outstanding shares of Series A Preferred Stock shall have been paid (or set aside for payment) in full. Such directors may be removed and replaced by such stockholders, and vacancies in such directorships may be filled only by such stockholders (or by the remaining director elected by such stockholders, if there be one) in the manner permitted by law; provided, however, that any such action by stockholders shall be taken at a meeting of stockholders and shall not be taken by written consent thereto.
                        (C)   Except as otherwise required by the
      Restated Certificate of Incorporation or by law or set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

                  Section 4.  Certain Restrictions.

                  (A) Whenever Preferential Dividends or the Series A Dividends are in arrears or the Company shall be in default of payment thereof, thereafter and until all accrued and unpaid Preferential Dividends and the Series A Dividends, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid or set aside for payment in full, and in addition to any and all other rights which any holder of shares of Series A Preferred Stock may have in such circumstances, the Company shall not:
                        (i) declare or pay dividends on, make any other distributions on (other than a dividend or distribution paid in shares of Common Stock), or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                        (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity as to dividends with the Series A Preferred Stock, unless dividends are paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled if the full dividends accrued thereon were to be paid;
                        (iii) except as permitted by subparagraph (iv) of this paragraph 4(A), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (both as to dividends and upon liquidation, dissolution or winding-up) to the Series A Preferred Stock; or

                        (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock or any shares of stock ranking on a parity with the Series A Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine will result in fair and equitable treatment among the respective series or classes.

                  (B) The Company shall not permit any subsidiary (as hereinafter defined) of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner. A "Subsidiary" of the Company shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are beneficially owned, directly or indirectly, by the Company or by any corporation or other entity that that is otherwise controlled by the Company.

                  (C) The Company shall not issue any shares of Series A Preferred Stock except upon exercise of Rights issued pursuant to the Company's Rights Agreement dated as of October 6, 1997, as it may be amended and restated from time to time, a copy of which as is then currently in effect shall kept on file with the Secretary of the Company at its principal executive office and shall be made available to stockholders of record without charge upon written request therefor addressed to said Secretary. Notwithstanding the foregoing sentence, nothing contained in the provisions hereof shall prohibit or restrict the Company from issuing for any purpose any series of Preferred Stock with rights and privileges similar to, different from, or greater than, those of the Series A Preferred Stock.

            Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares upon their retirement and cancellation shall become authorized but unissued shares of Preferred Stock, without designation as to series, and such shares maybe reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

            Section 6. Liquidation, Dissolution or Winding Up. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless the holders of shares of Series A Preferred Stock shall have received, subject to adjustment as hereinafter provided, (A) $275 per one thousandth share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (B) if greater than the amount specified in clause (i)(A) of this sentence, an amount equal to 1000 times the aggregate amount to be distributed per share to holders of Common Stock, as the same may be adjusted as hereinafter provided, and (ii) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series A Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series A Preferred Stock are entitled under clause (1)(A) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series A Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Company pursuant to clause (i)(B) of the foregoing sentence is hereinafter referred to as the "Participating Liquidation Amount" and the multiple of the amount to be distributed to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the Company applicable pursuant to said clause to the determination of the Participating Liquidation Amount, as said multiple may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Liquidation Multiple". In the event the Company shall at any time after October 5, 1997 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case, the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series A Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            Section 7. Certain Reclassifications and other Events.

            (A) In the event that holders of shares of Common Stock of the Company receive after October 5, 1997 in respect of their shares of Common Stock any share of capital stock of the Company (other than any share of Common Stock of the Company), whether by way of reclassification, recapitalization, reorganization, dividends or other distribution or otherwise (a "Transaction"), then and in each such event the dividend rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall be adjusted so that after such event the holders of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such Transaction multiplied by the additional dividends which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock and
(ii) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such Transaction multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

                  (B) In the event that holders of shares or Common Stock of the Company receive after October 5, 1997 in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for Common Stock) at a purchase price per share less than the Fair Market Value (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then and in each such event the dividend rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall each be adjusted so that after such event the Dividend Multiple and the Liquidation Multiple shall each be the product of the Dividend Multiple and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased, at the Fair Market Value of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

                  (C) In the event that holders of shares of Common Stock of the Company receive after October 5, 1997 in respect of their shares of Common Stock any right or warrant to purchase capital stock of the Company (other than shares of Common Stock), including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for capital stock of the Company (other than Common Stock), at a purchase price per share less than the Fair Market Value of such shares of capital stock on the date of issuance of such right or warrant, then and in each such event the dividend rights and rights upon liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall each be adjusted so that after such event each holder of a share of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction (as hereinafter defined) and (ii) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction. For purposes of this paragraph, the "Discount Fraction" shall be a fraction the numerator of which shall be the difference between the Fair Market Value of a share of the capital stock subject to a right or warrant distributed to holders of shares of Common Stock of the Company as contemplated by this paragraph immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Fair Market Value of a share of such capital stock immediately after the distribution of such right or warrant.

                  (D) For purposes of this Section 7, the "Fair Market Value" of a share of capital stock of the Company (including a share of Common Stock) on any date shall be deemed to be the average of the daily closing price per share thereof over the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that, in the event that such Fair Market Value or any such share or capital stock is determined during a period which includes any date that is within 30 Trading Days after (i) the ex-dividend date for a dividend or distribution on stock payable in shares of such stock or securities convertible into shares or such stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board or Directors of the Company to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average or the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange), or, if the shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other-system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the New York Stock Exchange or such other national securities exchange as may be selected by the Board of Directors of the Company is open. If the shares are not publicly held or not so listed or traded on any day within the period of 30 Trading Days applicable to the determination of Fair Market Value thereof as aforesaid, "Fair Market Value" shall mean the fair market value thereof per share as determined by the Board of Directors of the Company. In either case referred to in the foregoing sentence, the determination of Fair Market Value shall be described in a statement filed with the Secretary of the Company.

            Section 8. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged, multiplied by the higher of the Dividend Multiple or the Liquidation Multiple in effect immediately prior to such event.

            Section 9. Effective Time of Adjustments.

                  (A) Adjustments to the Series A Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.

                  (B) The Company shall give prompt written notice to each holder of a share of Series A Preferred Stock of the effect of any adjustment to the dividend rights or rights upon liquidation, dissolution or winding up of the Company of such shares required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

            Section 10. No Redemption. The shares of Series A Preferred Stock shall not be redeemable at the option of the Company or any holder thereof. Notwithstanding the foregoing sentence of this Section, the Company may acquire shares of Series A Preferred Stock in any other manner permitted by law, the provisions hereof and the Restated Certificate of Incorporation of the Company.

            Section 11. Ranking. Unless otherwise provided in the Restated Certificate of Incorporation of the Company or a Certificate of Designations relating to a subsequent series of preferred stock of the Company, the Series A Preferred Stock shall rank junior to all other series of the Company's Preferred Stock as to the payment or dividends and the distribution of assets on liquidation, dissolution or winding up, and senior to the Common Stock.

            Section 12. Amendment. The provisions hereof and the Restated Certificate of Incorporation of the Company shall not be amended in any manner which would adversely affect the rights, privileges or powers of the Series A Preferred Stock without, in addition to any other vote of stockholders required by law, the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock, voting together as a single class.

            IN WITNESS WHEREOF, I have executed and subscribed this Amended and Restated Certificate of Designations and do affirm the foregoing as true under the penalties of perjury this ___1___ day of October, 1997.

ATTEST:                                         William C. Steere, Jr.
                                                Chairman & Chief Executive
                                                Officer
Terence J. Gallagher
Assistant Secretary